Calculation of Filing Fee Tables
S-8
KEYCORP /NEW/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, par value $1.00 per share	Other	24,000,000	$ 21.69	$ 520,560,000.00	0.0001381	$ 71,889.34
Total Offering Amounts:						$ 520,560,000.00		$ 71,889.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 71,889.34
Offering Note
[1]	Note 1 - Amount Registered: Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") also covers (i) such additional number of common shares, par value $1.00 per share, of KeyCorp ("Common Shares") issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of Common Shares in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the Common Shares being registered pursuant to this Registration Statement. Note 2 - Amount Registered: Represents Common Shares reserved for issuance under the KeyCorp 2026 Equity Compensation Plan. Note 3 - Proposed Maximum Offering Price Per Unit: Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low sales price per Common Share as reported on the New York Stock Exchange on May 8, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources